Exhibit 99.2
CALUMET SPECIALTY PRODUCTS PARTNERS L.P.
Index of Financial Statements
Calumet Specialty Products Partners, L.P. Unaudited Pro Forma Consolidated Financial Statements:

Introduction	2
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017	3
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2017	4
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016	5
Notes to Unaudited Pro Forma Financial Statements	6

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
INTRODUCTION
On August 11, 2017, Calumet Specialty Products Partners, L.P. (the “Company”) entered into a membership interest purchase agreement with Husky Superior Refining Holding Corp. (“Husky”), pursuant to which, Husky will acquire all of the issued and outstanding membership interests in Calumet Superior, LLC (“Superior”), which owns a refinery located in Superior, Wisconsin (the “Superior Refinery”) and associated inventories, the Superior Refinery’s wholesale marketing business and related assets, including certain owned or leased product terminals, and certain crude gathering assets and line space in North Dakota for $435.0 million in cash plus an additional payment for net working capital, inventories, and reimbursement of certain capital spending, to be determined at closing (the “Superior Transaction”). The Company closed the Superior Transaction on November 8, 2017. The Superior Transaction does not qualify as discontinued operations as it does not represent a strategic shift that will have a major effect on the Company’s operations or financial results.
Following are Company’s Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017 and Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 and the six months ended June 30, 2017 (collectively, the “Unaudited Pro Forma Consolidated Financial Statements”).
The Unaudited Pro Forma Consolidated Financial Statements and accompanying notes should be read together with the Company’s related historical consolidated financial statements and notes thereto included on Form 10-K for the year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission. The Unaudited Pro Forma Consolidated Balance Sheet and the Unaudited Pro Forma Consolidated Statement of Operations were derived by adjusting the historical consolidated financial statements of the Company. These adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual effects of the Superior Transaction may differ from the effects reflected in the Unaudited Pro Forma Consolidated Financial Statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Superior Transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the Unaudited Consolidated Pro Forma Financial Statements.
The Unaudited Consolidated Pro Forma Financial Statements are not necessarily indicative of the consolidated financial condition or results of operations of the Company had the Superior Transaction actually been completed at the beginning of the period or as of the date specified. Moreover, the unaudited pro forma consolidated financial statements do not project the consolidated financial position or results of operations of the Company for any future period or at any future date.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in millions)

	As of June 30, 2017
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$26.6	$146.0	(a) (b) (c)	$172.6
Restricted cash	—	350.0	(a) (d)	350.0
Accounts receivable:
Trade	277.5	(30.3)	(d)	247.2
Other	11.8	—		11.8
	289.3	(30.3)		259.0
Inventories	438.5	(91.4)	(d)	347.1
Derivative assets	1.0	—		1.0
Prepaid expenses and other current assets	13.9	(0.7)	(d)	13.2
Total current assets	769.3	373.6		1,142.9
Property, plant and equipment, net	1,633.2	(199.7)	(d)	1,433.5
Investment in unconsolidated affiliate	10.1	—		10.1
Goodwill	177.2	(5.1)	(d)	172.1
Other intangible assets, net	162.1	—		162.1
Other noncurrent assets, net	36.6	(14.2)	(d)	22.4
Total assets	$2,788.5	$154.6		$2,943.1
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$312.2	$(63.2)	(d)	$249.0
Accrued interest payable	52.4	—		52.4
Accrued salaries, wages and benefits	22.8	(0.6)	(d)	22.2
Other taxes payable	21.4	(3.1)	(d)	18.3
Obligations under inventory financing agreements	103.5	—		103.5
Other current liabilities	46.2	(1.7)	(d)	44.5
Current portion of long-term debt	3.4	—		3.4
Derivative liabilities	2.1	—		2.1
Total current liabilities	564.0	(68.6)		495.4
Deferred income taxes	2.3	—		2.3
Pension and postretirement benefit obligations	10.9	(7.2)	(d)	3.7
Other long-term liabilities	0.9	—		0.9
Long-term debt, less current portion	1,986.4	(0.4)	(c)	1,986.0
Total liabilities	2,564.5	(76.2)		2,488.3
Commitments and contingencies
Partners’ capital:
Limited partners’ interest	216.3	225.5	(e)	441.8
General partner’s interest	16.0	4.6	(e)	20.6
Accumulated other comprehensive loss	(8.3)	0.7	(e)	(7.6)
Total partners’ capital	224.0	230.8		454.8
Total liabilities and partners’ capital	$2,788.5	$154.6		$2,943.1

See accompanying notes to unaudited pro forma consolidated financial statements.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in millions except unit and per unit data)

	Six Months Ended June 30, 2017
	Historical	Pro Forma Adjustments		Pro Forma
Sales	$1,968.3	$(346.3)	(f)	$1,622.0
Cost of sales	1,668.4	(275.0)	(f) (g)	1,393.4
Gross profit	299.9	(71.3)		228.6
Operating costs and expenses:
Selling	55.7	(0.4)	(f)	55.3
General and administrative	65.4	(1.2)	(f)	64.2
Transportation	81.7	(5.2)	(f)	76.5
Taxes other than income taxes	10.4	(0.8)	(f)	9.6
Asset impairment	0.4	—	(f)	0.4
Other	3.0	0.4	(f)	3.4
Operating income	83.3	(64.1)		19.2
Other income (expense):
Interest expense	(88.4)	0.8	(h)	(87.6)
Gain on derivative instruments	7.0	—		7.0
Loss from unconsolidated affiliates	(0.2)	—		(0.2)
Other	0.7	—	(f)	0.7
Total other expense	(80.9)	0.8		(80.1)
Net income (loss) before income taxes	2.4	(63.3)	(f)	(60.9)
Income tax benefit	(1.0)	—		(1.0)
Net income (loss)	$3.4	$(63.3)		$(59.9)
Allocation of Net income (loss):
Net income (loss)	$3.4			$(59.9)
Less:
General partner’s interest in net income (loss)	0.1			(1.2)
Nonvested share based payments	0.2			—
Net income (loss) available to limited partners	$3.1			$(58.7)
Weighted average limited partner units outstanding basic and diluted
Basic	77,485,058			77,485,058
Diluted	77,725,656			77,485,058
Limited partners’ interest basic and diluted net income (loss) per unit	$0.04			$(0.76)
See accompanying notes to unaudited pro forma consolidated statement of operations.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in millions except unit and per unit data)

	Year Ended December 31, 2016
	Historical	Pro Forma Adjustments		Pro Forma
Sales	$3,599.4	$(681.3)	(f)	$2,918.1
Cost of sales	3,191.1	(612.5)	(f)	2,578.6
Gross profit	408.3	(68.8)		339.5
Operating costs and expenses:
Selling	110.7	(0.7)	(f)	110.0
General and administrative	110.6	(0.9)	(f)	109.7
Transportation	169.2	(12.0)	(f)	157.2
Taxes other than income taxes	20.1	(1.6)	(f)	18.5
Asset Impairment	35.7	—		35.7
Other	1.7	(0.6)	(f)	1.1
Operating loss	(39.7)	(53.0)		(92.7)
Other income (expense):
Interest expense	(161.7)	0.9	(h)	(160.8)
Loss on derivative instruments	(4.1)	—		(4.1)
Loss from unconsolidated affiliates	(18.7)	—		(18.7)
Loss on sale of unconsolidated affiliates	(113.4)	—		(113.4)
Other	1.3	(0.3)	(f)	1.0
Total other expense	(296.6)	0.6		(296.0)
Net loss before income taxes	(336.3)	(52.4)		(388.7)
Income tax benefit	(7.7)	—		(7.7)
Net loss	$(328.6)	$(52.4)		$(381.0)
Allocation of Net loss:
Net loss	$(328.6)			$(381.0)
Less:
General partner’s interest in net loss	(6.6)			(7.6)
Net loss available to limited partners	$(322.0)			$(373.4)
Weighted average limited partner units outstanding basic and diluted
Basic and Diluted	77,043,935			77,043,935
Limited partners’ interest basic and diluted net loss per unit	$(4.18)			$(4.85)
Cash distribution declared per limited partner interest	$0.685			$0.685
See accompanying notes to unaudited pro forma consolidated statement of operations.

 Note 1. Basis of Presentation
On August 11, 2017, the Company entered into a membership interest purchase agreement with Husky, pursuant to which, Husky will acquire all of the issued and outstanding membership interests in Superior, which owns a refinery located in Superior, Wisconsin and associated inventories, the Superior Refinery’s wholesale marketing business and related assets, including certain owned or leased product terminals, and certain crude gathering assets and line space in North Dakota for $435.0 million in cash plus an additional payment for net working capital, inventories, and reimbursement of certain capital spending, to be determined at closing. The Company closed the Superior Transaction on November 8, 2017. The Superior Transaction does not qualify as discontinued operations as it does not represent a strategic shift that will have a major effect on the Company’s operations or financial results.
The Unaudited Pro Forma Consolidated Balance Sheet of the Company was derived from historical consolidated financial statements. The Unaudited Pro Forma Consolidated Balance Sheet assumes the Superior Transaction occurred on June 30, 2017. The Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2017 and the year ended December 31, 2016 give effect to the Superior Transaction as if it occurred as of January 1, 2016. The following unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes.
Assumptions and estimates underlying the pro forma adjustments are described in the notes below, which should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Unaudited Pro Forma Consolidated Balance Sheet. Since the Unaudited Pro Forma Consolidated Statement of Operations and the Unaudited Pro Forma Consolidated Balance Sheet have been prepared based upon estimates and assumptions, the final amounts recorded may differ materially from the information presented.
Note 2. Pro Forma Adjustments and Assumptions
Adjustments to Unaudited Consolidated Balance Sheet
(a) Reflects the net sale proceeds received from the completed Superior Transaction.

Net Sale Proceeds
Sale price - base price	$435.0
Sale price - working capital	67.3
Total proceeds	502.3

Restricted cash (1)	$(350.0)
Closing and transaction costs	(3.9)
Pension plan contribution	(2.0)
Repayment of revolving credit facility borrowings	(0.4)
Unrestricted cash	$146.0
(1) Restricted cash totaled $350.0 million based upon the value of collateral under the Company’s debt agreements. Under the indentures governing the Company’s senior notes, proceeds from Asset Sales (as defined in the indentures) can only be used for, among other things:
•repay, redeem or repurchase debt;
•make certain acquisitions or investments; and
•make capital expenditures.
(b) Reflects the use of a portion of the net cash proceeds from the completed Superior Transaction to repay revolving credit facility borrowings.

(c) Reflects a $2.0 million contribution to the pension plan as agreed to with Husky.
(d) Reflects the adjustment to remove assets and liabilities sold in the Superior Transaction.
(e) Reflects the net gain of $230.8 million as a result of the completed Superior Transaction.
Adjustments to Unaudited Consolidated Statements of Operations
(f) Reflects the elimination of operating results of Superior. Selling and general and administrative expenses do not include expected reductions that will be realized once the transition services agreement is complete.
(g) Includes a “small refinery exemption” of approximately 37 million Renewable Identification Numbers granted by the Environmental Protection Agency under the Renewable Fuel Standard for the full-year 2016, as provided for under the federal Clean Air Act, as amended.
(h) Reflects reduction of interest expense as a result of the repayment of borrowings under the revolving credit facility with a portion of the proceeds from the Superior Transaction.